Exhibit 99.1

Logiq Appoints Former Omnicom and Yahoo! Senior Executive, Josh Jacobs, to Its Board of Directors

Jacobs’ Appointment Supports Logiq’s Emergence as a Leading Global Innovator of Data-driven Consumer Intelligence and Marketing Technology

New York, NY – October 1, 2020 – Logiq, Inc. (formerly Weyland Tech) (OTCQX: LGIQ), a global provider of award-winning eCommerce and Fintech solutions, has appointed Josh Jacobs to its board of directors. As a new independent director, his appointment increases the board to seven members, with four serving independently.

Jacobs is a highly accomplished technology executive with 30 years of innovation in digital media and advertising, sales and marketing, and strategic business and consumer product development. A noted pioneer in the programmatic media-buying industry, he has held senior level executive roles at several top technology companies on a global scale.

He most recently served in a number of leadership positions at Maven, a leading media platform for digital publishers. As president and executive chair, he led the company through the acquisition and integration of four media companies that included Sports Illustrated, Hub Pages, Say Media, and TheStreet featuring Jim Cramer. Within three years, Maven grew from a startup to a market leading platform serving over 110 million readers monthly and generating more than $100 million in revenue. He presently serves on the company’s board of directors.

Prior to Maven, Jacobs served as president of services at Kik Interactive, where he led the introduction of a developer and partner ecosystem powered by one of the world’s leading chat and messaging platforms. Earlier, he served as CEO of Accuen, an Omnicom agency, and president of platforms and partnerships for the Omnicom Media Group. He grew Accuen from a single office in Chicago into a global powerhouse, with a presence across more than 65 countries.

Before Accuen, Jacobs served as SVP of advertising products and marketing at Glam Media, where he oversaw all aspects of its brand advertising and applications, as well as the Glam Publisher Network of 1,400 sites. He was also responsible for Glam Media’s global marketing, including brand and agency marketing, corporate communications and research.

He has served as vice president and general manager of Yahoo!’s ad technology marketplace, where he was responsible for the general management and product strategy of Yahoo!’s display advertising partnership platform. This included overseeing Yahoo!’s RightMedia Exchange, the company’s advertising platform business. He was responsible for creating the company’s first off-network display advertising products and partnerships.

Jacobs has also led several early-stage companies through initial product development, fundraising, and operational expansion. This includes serving as president of X1 Technologies, an Idealab company, and was co-founder of Bigstep.com, a small business publishing platform, acquired by Affinity Internet. He continues to support the advertising and media ecosystem as a board member, investor and advisor to numerous technology and media startups. He also sits on the board of Resonant (NASD: RESN), and Invoca, an AI-powered call tracking and analytics platform.

“Josh’s extensive corporate governance and senior-level executive experience with major media and advertising brands makes him an ideal fit for Logiq’s board and our vision for the future,” noted company president and executive chairman, Brent Suen. “As an industry veteran with tremendous success in monetizing digital media platforms, we look forward to Josh’s guidance and insights as Logiq continues to evolve from primarily an eCommerce services company into a leading innovator of data-driven consumer intelligence and marketing technology.”

The transformation of Logiq began at the beginning of this year with the acquisition of the assets of a fast-growing eCommerce technology business now branded DataLogiq. As Logiq’s eCommerce platform, DataLogiq uses proprietary methodologies and AI systems to deliver valuable consumer insights that can dramatically enhance the effectiveness, reach, and ROI of online marketing spend. For enterprises and major brands, DataLogiq simplifies and automates everything from ad creation and audience targeting to customer acquisition, conversion, and remarketing.

Using first-party data acquired across its eCommerce platforms, Logiq is presently developing a company-wide system for building custom audiences for advertising using its deep pool of consumer intelligence. By managing the end-to-end consumer experience, Logiq is able to execute highly effective online campaigns that generate high ROI on marketing spend for customers of all sizes worldwide.

“I’m looking forward to helping Logiq pursue its new strategic direction and vision, and particularly during this exciting new era for the digital marketing industry,” said Jacobs. “I had the good fortune of working alongside Logiq’s new CEO, Tom Furukawa, at Yahoo! several years ago as a fundamental shift was underway in how advertising was transacted, from web design to the creation of networks of networks. I saw first-hand Tom’s brilliant ability to innovate as we built display advertising products and developed highly productive display advertising partnerships, and introduced new ways to target audiences using early AI technology. Today, much more powerful AI and machine learning is creating yet another revolution in the industry with intelligent ad networks like we’ve never seen before. Logiq has emerged at the forefront of this new revolution.”

Furukawa commented: “The digital marketing industry is indeed now going through another major technology shift, driven largely by the increasing demands around privacy and better ROI on marketing spend. These industry challenges also create new opportunities, and represent an opportune time to strengthen our team with industry thought leaders and visionaries like Josh to help us further refine and introduce to the marketplace our AI-powered, first-party data solution. We anticipate Josh’s keen mind for innovation and deep connections with decision makers at major publishers and digital marketing agencies will help open many new doors for Logiq.”

About Logiq

Logiq, Inc. (OTCQX: LGIQ) is a U.S.-based leading global provider of eCommerce, mCommerce, and fintech business enablement solutions. Its AppLogiq™ platform-as-a-service enables small-and-medium sized businesses worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. AppLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable, and highly efficient way. AppLogiq is offered in 14 languages across 10 countries and three continents, including some of the fastest-growing emerging markets in Southeast Asia.

The company’s subsidiary, DataLogiq, provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, including Home Advisor, QuinStreet and Sunrun. Its AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend. The company’s PayLogiq™ offers mobile payments, and GoLogiq™ offers hyper-local food delivery services. For more information about Logiq, go to Logiq.com.

Forward-Looking Disclaimer

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. Logiq cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on Logiq’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Logiq or its affiliates that any of its plans or expectations will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Logiq’s business, including, without limitation: the fitness of Logiq’s products and services for a particular application or market, expectations of future events, business trends, financial results, and/or business transactions that may not be consummated or realized, as well as other risks described in Logiq’s prior press releases and in its filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Logiq’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Logiq undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Company Contact

Brent Suen, President

Logiq, Inc.

Email contact

Media & Investor Contact

Ronald Both or Grant Stude

CMA Investor & Media Relations

Tel (949) 432-7566

Email contact

A photo accompanying this announcement is available at
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